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                                 EXHIBIT 23.3

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of National Beverage Corp. on Form S-8 of our report dated August 12, 1994 appearing in the Annual Report on Form 10-K of National Beverage Corp. for the fiscal year ended April 27, 1996.




Certified Public Accountants
Fort Lauderdale, Florida
September 18, 1996